EX-10.39
                                AMENDMENT TO THE
                          BROADBAND TECHNOLOGIES, INC.
                                   401(k) PLAN


        THIS AMENDMENT, made and entered into and effective this 17th day of November, 1998, by BROADBAND TECHNOLOGIES, INC., a North Carolina corporation (the "Employer"):

                                   WITNESSETH:

        WHEREAS, the Employer has previously established and adopted the BroadBand Technologies, Inc. 401(k) Plan (the "Plan"), as last amended and restated effective July 1, 1997, for the benefit of its eligible employees;

        WHEREAS, the Employer has reserved the right to amend or modify the Plan at any time;

        WHEREAS, pursuant to action taken by its Board of Directors (the "Board"), the Employer has amended the Plan, effective as of November 17, 1998, to modify the definition of compensation for purposes of making and receiving contributions under the Plan such that compensation shall mean a participant's compensation which is required to be reported in Box 1 of Internal Revenue Service Form W-2, modified by including elective contributions paid on behalf of the participant by the Employer to any plan maintained by the Employer pursuant to Sections 125, 402(a)(8), 403(b) or 402(h)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and by excluding certain forms of incentive compensation provided by the Employer, known as "Executive Team Bonuses," "Team Restart Awards," and "Quick to Market Bonuses;" and

        WHEREAS, the Board has authorized and directed the officers of the Employer to document such amendment to the Plan.

        NOW, THEREFORE, in consideration of the premises herein contained, section 1.1 of the Plan is hereby amended, effective November 17, 1998, by deleting the first paragraph of the definition of Compensation included in
Section 1.1 of the Plan in its entirety and inserting in lieu thereof the following:

        "The 'Compensation' of a Participant for any period means the wages as defined in Section 3401(a) of the Code, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code, but determined prior to any exclusions for amounts deferred under Section 125, 402(e)(3), 302(h)(1)(B), 403(b) or 457(b) of the Code or for certain contributions described in Section 414(h)(2) of the Code that are picked up by the employing unit and treated as employer contributions, and excluding any 'Executive Team Bonus(es),' 'Team Restart Award(s),' and 'Quick to Market Bonus(es)' paid by the Employer to the Participant."

        IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, all as of the day and year first above written.


                                            BROADBAND TECHNOLOGIES, INC.
ATTEST:

(Corporate Seal)

______________________________      By:_______________________________________
             Secretary                                      Authorized Officer